UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

TRIZEC PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation) 10 S. Riverside Plaza, Suite 1100, Chicago IL	File Number)	Identification Number) 60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(312) 798-6000

233 South Wacker Drive, 46thFloor
Chicago, Illinois 60606
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 22, 2004, Trizec Properties, Inc. (the “Company”) completed the reorganization of its operating structure by converting to what is commonly referred to as an umbrella partnership real estate investment trust, or UPREIT, structure (the “UPREIT Conversion”). In connection with the UPREIT Conversion, the Company formed a new operating entity, named Trizec Holdings Operating LLC, a Delaware limited liability company (the “Operating Company”), and entered into a contribution agreement and an assignment and assumption agreement with the Operating Company pursuant to which the Company contributed substantially all of its assets to the Operating Company in exchange for (a) a combination of common units, special voting units and Series F convertible units of limited liability company interest in the Operating Company and (b) the assumption by the Operating Company of substantially all of the Company’s liabilities. The Company now conducts and intends to continue to conduct its business, and owns and intends to continue to own substantially all of its assets, through the Operating Company. As the sole managing member of the Operating Company, the Company generally has the exclusive power under the limited liability company agreement to manage and conduct the business of the Operating Company, subject to certain limited approval and voting rights of other members that may be admitted in the future. Currently, the Operating Company is wholly owned by the Company.

     In addition, as a result of the completion of the UPREIT Conversion, the Operating Company became a borrower under the Company’s $750 million unsecured credit facility, as required by the terms of the facility, by entering into a joinder agreement for the benefit of the lenders under the unsecured credit facility. Copies of the limited liability company agreement for the Operating Company, the contribution agreement and assignment and assumption agreement relating to the UPREIT Conversion, and the joinder agreement are filed as exhibits to this Current Report on Form 8-K.

Item 8.01. Other Events.

     Effective November 29, 2004, the Company relocated its principal executive offices. The new mailing address is 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. The Company’s phone number remains unchanged at 312-798-6000.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: December 27, 2004	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contribution Agreement, dated as of December 22, 2004, by and between Trizec Properties, Inc. and Trizec Holdings Operating LLC.

10.2	Assignment and Assumption Agreement, dated as of December 22, 2004, by and between Trizec Properties, Inc. and Trizec Holdings Operating LLC.

10.3	Limited Liability Company Agreement of Trizec Holdings Operating LLC, dated as of December 22, 2004.

10.4	Joinder Agreement, dated as of December 22, 2004, by Trizec Holdings Operating LLC.